Exhibit 99.1

CROSSVIEW, INC.

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2014

CROSSVIEW, INC.

FOR THE YEAR ENDED DECEMBER 31, 2014

Table of Contents

Page
Independent Auditor’s Report	2

Financial Statements

Balance sheet	3

Statement of income and retained earnings	4

Statement of cash flows	5

Notes to financial statements	6 - 9

CROSSVIEW, INC.

INDEPENDENT AUDITOR’S REPORT

To the Shareholders

CrossView, Inc.

We have audited the accompanying financial statements of CrossView, Inc., which comprise the balance sheet as of December 31, 2014, and the related statements of income and retained earnings and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CrossView, Inc., as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Citrin Cooperman & Company, LLP
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

October 6, 2015

CROSSVIEW, INC.

BALANCE SHEET

DECEMBER 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$2,774,859
Accounts receivable	10,388,328
Prepaid expenses	221,572
Other current assets	10,000

Total current assets	13,394,759

Property and equipment, net of accumulated depreciation of $243,365	394,088

Deferred software license fees	328,643

TOTAL ASSETS	$14,117,490

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other current liabilities	$1,841,959
Deferred revenue	772,765

Total current liabilities	2,614,724

Commitments and contingencies (Notes 4 and 6)

Shareholders’ equity:
Common stock - $.01 par value; 10,000 shares authorized, 100 shares issued and outstanding	1
Retained earnings	11,502,765

Total shareholders’ equity	11,502,766

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,117,490

See accompanying notes to financial statements

CROSSVIEW, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2014

Revenues	$35,083,817

Operating expenses:
Payroll expenses	27,703,724
Payroll taxes and employee benefits	3,039,721
Training and non-billable travel	730,640
Travel	725,507
Estimated contract losses	439,748
Hosting expenses	410,387
Computer-related expenses	277,635
Recruiting fees	274,922
Professional fees	248,505
Bad debts	188,334
Meetings and conventions	187,030
Advertising and promotion	175,973
Depreciation	160,912
Rent	125,323
Auto expense	32,756
Telephone	7,774
Other operating expenses	9,062

Total operating expenses	34,737,953

Income from operations	345,864

Other income:
Interest	181,707

Net income	527,571

Retained earnings – beginning	10,975,194

RETAINED EARNINGS – ENDING	$11,502,765

See accompanying notes to financial statements

CROSSVIEW, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2014

Cash flows from operating activities:
Net income	$527,571
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	160,912
Changes in assets and liabilities:
Accounts receivable	2,988,625
Prepaid expenses	(221,572)
Other current assets	(10,000)
Deferred software license fees	(328,643)
Accrued expenses and other current liabilities	99,215
Deferred revenue	(163,274)

Net cash provided by operating activities	3,052,834

Cash used in investing activities:
Purchases of property and equipment	(277,975)

Net increase in cash and cash equivalents	2,774,859

Cash and cash equivalents - beginning	—

CASH AND CASH EQUIVALENTS - ENDING	$2,774,859

See accompanying notes to financial statements

CROSSVIEW, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

CrossView, Inc. (the “Company”) is an S-corporation formed in the state of Florida. The Company provides cross-channel commerce solutions to enhance its customers’ brands and to support its customers’ overall marketing strategies. The Company’s services include hosting and managed services, systems integration, business and marketing strategy development, and design services.

Revenue recognition

The Company recognizes revenues when there is persuasive evidence of an arrangement, delivery has occurred or services are rendered, the sales price is fixed and determinable, and collectibility is reasonably assured.

Revenues from fixed-price, long-term contracts are recorded using the percentage-of- completion method once projects have progressed beyond the preliminary phase. Contract completion status is measured by the percentage of costs incurred to date compared to estimated total costs for each contract. This method is used because management considers costs incurred to date to be the best available measure of progress on contracts in progress. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Change orders that result from modification of an original contract are taken into consideration for revenue recognition when they result in a change of total contract value and are approved by the Company’s clients. Revenues relating to unapproved change orders are recognized when collected.

The liability “Deferred revenue” represents billings in excess of revenues earned.

Taxes collected from customers and remitted to governmental authorities are presented in the statement of income and retained earnings on a net basis.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company evaluates its estimates and assumptions on an on-going basis. Significant estimates and assumptions include the allowance for doubtful accounts, percentage of completion method of accounting and depreciable lives of property and equipment.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash balances. The Company places its cash with major financial institutions in accounts that at times may exceed the Federal Deposit Insurance Corporation’s limit. The Company has not incurred any losses on such accounts.

CROSSVIEW, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

Cash and cash equivalents consist primarily of cash on deposit and money market accounts that are readily convertible into cash and purchased with original maturities of three months or less.

Accounts receivable

Accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the creditworthiness, reputation, and past transaction history with the customer, among other factors, when determining the collectibility of specific contracts and has concluded that an allowance for doubtful accounts is not required as of December 31, 2014.

Income taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code and New York State tax law to be taxed as an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of a company’s taxable income. Therefore, no provision or liability for federal income tax has been included in the financial statements.

The Company recognizes and measures its unrecognized tax benefits in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes. Under that guidance, management assesses the likelihood that tax positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period, including the technical merits of those positions. The measurement of unrecognized tax benefits is adjusted when new information is available or when an event occurs that requires a change.

The Company files federal and state income tax returns. With few exceptions, the Company is no longer subject to federal or state income tax examinations by taxing authorities for years before 2011.

Property and equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The costs of assets sold, retired or otherwise disposed of, and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized.

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three - five years.

CROSSVIEW, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Advertising costs are expensed as incurred and aggregated $175,973 for the year ended December 31, 2014.

Subsequent events

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated subsequent events through October 6, 2015, the date on which the financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in the financial statements, except for the legal settlement agreement and asset purchase agreement disclosed in Note 6.

NOTE 2.	CONCENTRATIONS

Sales to one customer accounted for approximately 12% of the Company’s sales for the year ended December, 31, 2014, and three customers had an aggregate accounts receivable balance of approximately 34% of the total outstanding as of December 31, 2014.

NOTE 3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of computer equipment at December 31, 2014. For the year ended December 31, 2014, depreciation expense was $160,912.

NOTE 4.	COMMITMENTS AND CONTINGENCIES

Lease agreements

The Company leases office space in North Carolina and Ohio, under noncancelable leases that expire through July 2017.

Future minimum lease payments for the remaining life of the leases are as follows:

Year ending December 31:	Amount
2015	$128,004
2016	50,004
2017	29,169

$207,177

Rent expense for the year ended December 31, 2014, totaled $125,323.

NOTE 5.	RETIREMENT PLAN

The Company sponsors a qualified 401(k) profit-sharing plan. The plan covers substantially all employees who meet certain eligibility requirements as defined by the plan. Under the plan, employees may elect to defer a percentage of their eligible compensation as contributions to the plan starting on the first day of the month following 30 days of employment. The Company does not make any matching contributions to the plan.

CROSSVIEW, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 6.	SUBSEQUENT EVENTS

Litigation

In 2014, the Company was involved in litigation with a shareholder. The matter was settled on May 15, 2015, whereby the shareholder surrendered his shares of Company stock and relinquished all rights as a shareholder in exchange for a payment of $750,000. This amount is included in “Accrued expenses and other current liabilities” on the accompanying balance sheet as of December 31, 2014. The settlement agreement signed on May 15, 2015, also states that the former shareholder is entitled to additional compensation should the Company be sold on or before May 14, 2016. The amount of compensation is determined based on a calculation provided for in the settlement agreement dated May 15, 2015.

The Company is also subject to various proceedings arising during the ordinary course of operations. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial condition.

Asset Purchase Agreement

On August 5, 2015, the Company entered into and consummated the transactions contemplated by an Asset Purchase Agreement (the “Purchase Agreement”) with PFSweb, Inc. (“PFS”), a publicly-traded company located in the United States. Pursuant to the terms of the Purchase Agreement, PFS purchased substantially all of the assets and assumed certain liabilities of the Company. In consideration of the transaction, PFS paid $30,700,000 in cash (subject to a post-closing balance sheet reconciliation) and issued 553,223 shares of unregistered PFS common stock. In addition, the Company will be entitled to receive future annual earn-out payments, based on the achievement of certain financial targets, as defined.